EXHIBIT 99-10

                           Jones & Blouch
                 1025 THOMAS JEFFERSON STREET, N.W.
                       WASHINGTON, D.C. 20007
                           (202) 965-8100


                                             November 30, 1995


  The Board of Directors
  The Manufacturers Life Insurance
       Company of America
  500 N. Woodward Avenue
  Bloomfield Hills, MI 48304

  Dear Sirs:

       We hereby consent to the reference to this firm under the caption "Legal Matters" in the Statement of Additional Information included in post-effective amendment No. 15 to the registration statement on Form N-1A, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, File No. 2-85454 (amendment No. 16 to the registration statement under the Investment Company Act of
  1940) by Manulife Series Fund, Inc.


                           Very truly yours,

                           Jones & Blouch

                           Jones & Blouch